EXHIBIT 10.4

                         AGREEMENT OF PURCHASE AND SALE

     THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made and entered into as of July 31, 1997, by and between CREEKSIDE BUSINESS PARK, LLC, A DELAWARE LIMITED LIABILITY COMPANY, (the "Buyer") and CREEKSIDE INDUSTRIAL ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP ("Seller") with respect to the sale by Seller to Buyer of fee simple title to the property (together with items (a) through (g) below the "Property") commonly known as CREEKSIDE BUSINESS PARK, located at 1625-1655 and 1701 McCarthy Boulevard, Milpitas, California and which is more specifically described on Exhibit "A" to this Agreement containing approximately 5.84 acres of land together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of the Seller thereon in the streets and ways adjacent thereto and in the beds thereof, either at law or equity, in possession or expectancy, now or thereafter acquired (the "Land"), together with (a) the buildings, structures and improvements on the Land (the "Improvements") including without limitation, all mechanical systems, fixtures, and equipment; electrical systems, fixtures and equipment; heating fixtures, systems and equipment; and plumbing fixtures, systems and equipment; (b) the office complex name and all personal property ("Personal Property") owned by Seller and used in conjunction with the operation of the Property; (c) all of Seller's interest in all equipment, service and supply contracts that Buyer elects to assume by written notice to Seller prior to the expiration of the Feasibility Period (as defined below) (the "Contracts"), warranties and guaranties with respect to the Property or operation thereof; (d) all site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans, diagrams or studies of any kind owned by, and in the actual possession of Seller which relate to the Land and the Improvements (the "Plans"); (e) all leases presently in force and effect therefor including all tenant payment records, correspondence files and credit information files (the "Leases"); (f) all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations, licenses and consents obtained from any governmental authority and to the extent assignable in connection with the development, use, operation or management of the Real Property (the "Permits"); and (g) all trademarks, tradenames, trade styles, servicemarks, logos and other business identifiers used by Seller in connection with the Land and the Improvements, including, but not limited to, the name "Creekside Business Park" (the "Intangible Property").

     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

                         ARTICLE 1:  PURCHASE AND SALE

     1.1 GENERALLY. Seller hereby agrees to sell the Property to Buyer, and Buyer hereby agrees to purchase the Property from Seller, upon and subject to all of the terms and conditions contained herein.

     1.2 PURCHASE PRICE. The total purchase price (the "Purchase Price") to be paid by Buyer to Seller for the purchase of the Property shall be Nine Million Two Hundred Thousand Dollars ($9,200,000).

     1.3 DEPOSIT. Within two (2) business days of Seller's acceptance of this Agreement, Buyer shall deposit the sum of Fifty Thousand Dollars ($50,000) in immediately available funds as an earnest money deposit (the "Initial Deposit") with Chicago Title Insurance Company ("Escrow Agent"). Upon Buyer's satisfactory completion of the Feasibility Period (as defined in Section 1.6), Buyer shall deliver an additional One Hundred Thousand Dollars ($100,000) as additional earnest money (the "Second Deposit", the Initial Deposit and Second Deposit being hereinafter collectively referred to as the "Deposit"). Escrow Agent shall hold the Deposit in an interest bearing account acceptable to Buyer. The Deposit shall be either (i) refunded to Buyer, (ii) applied against the Purchase Price, or (iii) paid to Seller, in accordance with the terms of this Agreement.

     1.4 PAYMENT OF BALANCE PURCHASE PRICE. At the consummation of the purchase and sale of the Property (the "Closing"), Buyer shall deposit with the Escrow Agent an amount (the "Closing Payment") equal to the Purchase Price, as adjusted for transaction expenses and prorations as provided in this Agreement, less the Deposit and interest earned thereon.

     1.5 ACCESS TO PROPERTY AND PROPERTY INFORMATION. Commencing on July 7, 1997 Buyer and Buyer's representatives or agents have been and shall be permitted, upon prior reasonable notice to Seller, to enter on to the Property from time to time for physical inspections, investigations, inventories, and surveys thereof and Seller shall make available to Buyer all books, records and files of Seller relating to the property, including all tenant records. Seller shall have the right to disapprove of Buyer's agents and/or the methods of any proposed tests and inspections on reasonable grounds (e.g., overly invasive testing means), in which case, Buyer may propose reasonable alternative consultants and/or testing methods or terminate this Agreement. Buyer hereby indemnifies, protects, and holds Seller harmless and agrees to defend Seller from and against any and all claims, demands, losses, damages, and liabilities (including but not limited to personal injury and property damage claims and mechanics' or other liens), together with related costs and expenses, including reasonable attorney fees and litigation costs, caused by Buyer or Buyer's agents on or to the Property. In addition, Buyer shall keep the Property free from any liens which could arise as a result of the exercise by Buyer of any of its rights under this Section 1.5. The provisions of this Section 1.5 shall survive the Closing or earlier termination of this Agreement.

     1.6 FEASIBILITY PERIOD AND DEPOSIT. Buyer shall have until August 15, 1997 (the "Feasibility Period") in which to notify Seller whether it approves or disapproves of all of its inspections, investigations, inventories, and surveys of the Property and the status of title thereto and the form and substance of the Leases. If Buyer notifies Seller within the Feasibility Period that it disapproves, in its sole and absolute discretion, of any findings or results of any such inspections, investigations, inventories, or surveys, or of the status of title to the Property or the form and substance of the Leases, then this Agreement and all obligations of Buyer and Seller hereunder (except such as expressly survive this Agreement) shall immediately terminate, in which event the Deposit shall be refunded to Buyer. If Buyer notifies Seller during the Feasibility Period of its approval, or if it fails to notify Seller within the Feasibility Period of its approval or disapproval of the findings and results of such inspections, inventories, investigations, and surveys, or the status of title to the Property or the form and substance of the Leases, then the same shall be deemed approved and the right of termination provided in this Section
1.6 shall automatically terminate. Buyer acknowledges that its underwriting decision in determining the Purchase Price has taken into consideration: (i) a possible roof replacement for the I.C. Sensors building; and (ii) that the Leases do not specifically provide for tenant reimbursement of property management fees.

     1.7 CONFIDENTIALITY. Each party shall keep confidential the results of all financial statements, reports or other information provided to or generated by the other party and will not disclose any such information to any person other than: (i) those employed by Buyer or Seller, respectively; (ii) those who are actively and directly participating in the evaluation of the Property and the negotiation and execution of this Agreement or financing of the purchase of the Property; (iii) governmental, administrative, regulatory or judicial authorities with respect to the investigation of the compliance of the Property with applicable legal requirements; and (iv) as required by law or court order; provided, however, that the party required to disclose by law or court order shall immediately give the other party notice in order to enable the other party to seek a protective order from such disclosure. The provisions of this Section
1.7 will survive the termination of this Agreement other than by Closing.

                           ARTICLE 2:  TITLE MATTERS

     2.1 TITLE REPORT; SURVEY. Seller has provided Buyer a preliminary title report (the "Title Report") for the Property prepared by Escrow Agent and copies of all matters set forth therein as exceptions to the proposed title insurance coverage and an updated survey prepared by Brian Kangas Foulk. The Title Report, the underlying documents and the survey shall hereinafter be referred to as the "Title Documents".

     2.2 TITLE REVIEW. Buyer shall have until August 8, 1997 (the "Title Review Period") within which to review and disapprove of any title exception or survey matter disclosed by the Title Documents. Buyer shall notify Seller within the Title Review Period of its disapproval of any exception to Seller's title to and/or encumbrances against the Property contained in or disclosed by the Title Documents. In the event Buyer fails to notify Seller within the Title Review Period of any such disapproval of the matters disclosed by Buyer's review of the Title Documents, the state of title to the Property shall be deemed approved. In the event Buyer does so notify Seller of its objection to the state of title to the Property, Seller shall have five (5) days to determine whether it is desirable or feasible, in Seller's discretion, to have the disapproved items removed, modified, or insured against to Buyer's satisfaction. In the event Seller does not notify Buyer within such five (5) day period that it intends to remove, modify, or insure against such disapproved items then Seller shall have no obligation to do so, and Buyer may consider such fact during the Feasibility Period. If Seller does notify Buyer within such five (5) day period that it intends to remove, modify, or insure against such disapproved items, then this Agreement shall continue in full force and effect and Seller shall, at its cost, remove, modify, or insure against the disapproved items to Buyer's satisfaction on or prior to the Closing Date. Notwithstanding any other provision of this Agreement, Seller may not satisfy its obligations under this
Section 2.2 or otherwise under this Agreement by providing insurance against or over any title exception, unless Buyer expressly consents after full disclosure of all material facts and conditions relating thereto.

     2.3 TITLE POLICY. At the Closing, Seller shall deliver or cause to be delivered to Buyer at its expense: (i) an A.L.T.A. Policy of Title Insurance, in such form, and with such endorsements as shall be agreed upon by Buyer, Seller and Escrow Agent prior to expiration of the Feasibility Period (the "Title Policy") issued by Escrow Agent dated the date of the Closing and with liability in the full amount of the Purchase Price, insuring Buyer as owner of fee title to the Property subject only to the "Permitted Exceptions" (as hereinbelow defined); and (ii) and A.L.T.A. survey of the Property. Any title endorsements Buyer chooses to obtain shall be at its expense. As used herein, the term "Permitted Exceptions" shall mean: (i) exceptions to title to the Property disclosed in the Title Report to which Buyer does not object as herein provided;
(ii) rights of tenants in possession; and (iii) taxes and assessments with respect to the Property that are not delinquent. Buyer agrees to take title to the Property subject to the Permitted Exceptions. Buyer shall have the sole and absolute right, exercisable in its discretion but deemed to be exercised by Buyer in all respects upon the Closing, to waive any title exceptions disapproved by Buyer which Seller does not or is unable to cure under this Agreement, in which event the Property shall be sold, assigned, and transferred subject to such exception.

     2.4 LEASES AND ESTOPPEL LETTERS. No later than five (5) days prior to the Closing Date (as defined below), Seller will obtain and deliver to Buyer copies of the tenant estoppel certificates, dated no earlier than fifteen (15) days prior to the Closing Date (hereinafter call the "Estoppel Certificates") to be delivered at Closing, in the form attached hereto as Exhibit "B", from each tenant of the Property. Buyer acknowledges that the delivery of all Estoppel Certificates is only a condition precedent to Buyer's obligation to close hereunder and Seller does not covenant that it will be able to deliver such tenant estoppel certificates and shall not be in default under this Agreement if Seller is unable to deliver all such Estoppel Certificates. In the event that Seller has been unable to obtain Estoppel Certificates from each tenant of the Property, Buyer shall have the option, in its sole discretion, to: (i) waive this requirement and proceed to Closing; or (ii) terminate this Agreement.

     2.5 LEASE APPROVAL REQUIREMENTS. No new Lease, and no amendment or modification to a lease shall be made by Seller or its agent for space at or in the Property subsequent to the execution of this Agreement, without the prior written approval of Buyer, which Buyer will not unreasonably withhold. In the event Seller desires to enter into a new Lease or amend or modify a lease, Seller shall notify Buyer in writing of its intent to do so and Buyer shall approve or disapprove such request in writing within five (5) business days thereafter.

                              ARTICLE 3:  CLOSING

     3.1 OPENING OF ESCROW. The Closing shall be through an escrow to be opened with the Escrow Agent (the "Escrow"). Within two (2) business days after receipt of executed counterparts of this Agreement by both parties, Escrow shall be opened, and Buyer and Seller shall deliver one (1) fully executed copy of this Agreement to the Escrow Agent. This Agreement, together with any supplemental instructions jointly executed or executed in counterparts by Buyer and Seller and delivered to Escrow agent, shall constitute the escrow instructions by which the transaction contemplated herein shall be consummated. In the event of any inconsistency between any such supplemental instructions and the terms of this Agreement, the terms of this Agreement shall prevail, unless a contrary intent is expressly indicated in the supplemental instructions.

     3.2 CLOSING DATE. The Closing shall occur on or before August 28, 1997 (the "Closing Date"), unless Buyer designates an earlier specific Closing Date by notice to Seller, said date not to be earlier than five (5) days from the date of said notice. All interest earned on the Deposit in Escrow shall accrue for the benefit of Buyer. Such interest shall be credited against the Purchase Price for the benefit of Buyer at Closing.

     3.3 CLOSING. The Closing shall take place (and each party hereto shall take such actions within its control to ensure that all requirements (including those contained in this Section 3.3) are timely satisfied on the Closing Date) when the Escrow Agent is prepared to record Seller's grant deed conveying good and marketable title to the Property to Buyer, subject only to the Permitted Exceptions (the "Deed"), as hereinafter set forth. Prior to the Closing Date, the following actions shall be shall be taken and deliveries shall be made with respect to the Property: (i) the Deed, duly executed and acknowledged by Seller shall be delivered to Escrow Agent by Seller; (ii) two (2) identical originals of an assignment and assumption of the Leases, Contracts and Plans, Permits and Intangible Property in the form of Exhibit C attached hereto (the "Assignment"), duly executed by Seller and Buyer, shall be delivered to Escrow Agent; (iii) the Title Policy shall be delivered to Buyer, or the Escrow Agent shall irrevocably and unconditionally commit in writing to deliver the same; (iv) Seller will provide releases of any title exceptions not constituting Permitted Exceptions;
(v) the Estoppel Certificates shall be delivered to Buyer; (vi) a bill of sale for the Personal Property in the form of Exhibit D attached hereto duly executed by Seller shall be delivered to Escrow Agent; (vii) letters to the tenants ("Tenant Notification Letters"), executed by Seller, notifying them of the sale of the Property to Buyer and directing them to pay all future rentals to Buyer (or Buyer's designated agent) shall be delivered to Escrow Agent; (viii) an affidavit ("FIRPTA Affidavit") executed by Seller, pursuant to Section 1445(b)(2) of the Internal Revenue Code from Seller that it is not a "foreign person" in the form of Exhibit E attached hereto shall be delivered to Escrow Agent; (ix) a California Form 590-RE ("Form 590-RE") executed by Seller certifying that Seller is exempt from California withholding on grounds set forth therein shall be delivered to Escrow Agent; (x) Buyer shall cause the Closing Payment and closing costs to be paid into Escrow in immediately available funds by wire transfer; and (xi) Buyer and Seller have duly executed a closing statement itemizing and approving all receipts and disbursements made in connection with Closing.

     3.4 BUYER'S CONDITIONS. The obligation of Buyer to purchase the Property is subject to the condition (which may be waived in writing by Buyer in its sole discretion) that a "Seller's Event of Default" (as hereinafter defined in
Article 6) shall not have occurred, and that all items to be delivered by Seller pursuant to Section 3.3 above shall have been deposited in escrow, and that the Escrow Agent shall be prepared to deliver the Title Policy at the Closing.

     3.5 SELLER'S CONDITIONS. The obligation of Seller to sell the Property is subject to the condition (which may be waived in writing by Seller in its sole discretion) that a "Buyer's Event of Default" (as hereinafter defined in Article
6) shall not have occurred, and that all items to be delivered by Seller pursuant to Section 3.3 above shall have been deposited in escrow.

     3.6 DELIVERIES AFTER THE CLOSING. Upon satisfaction of all of the conditions to the Closing specified in Sections 3.4 and 3.5, and the delivery of all monies, documents, and instruments required in Section 3.3, Escrow Agent shall immediately record the Deed, and after taking account of all prorations and adjustments specified herein, the following actions shall be taken all of which will be deemed taken simultaneously at the Closing and no one of which will be deemed completed until all have been completed: (i) any excess funds deposited by Buyer in Escrow (after payment of all of Buyer's Closing Expenses as contemplated herein) shall be returned to Buyer, together with the Bill of Sale, FIRPTA Affidavit, Form 590-RE and Tenant Notification Letters at its address as set forth herein, (ii) all other funds in Escrow to which Seller is entitled hereunder (after payment of all of Seller's Closing Expenses as contemplated herein), shall be paid to Seller; (iii) one (1) original of the Assignment shall be delivered to each of Seller and Buyer; (iv) Seller shall deliver possession of the Property to Buyer subject to all tenancy rights to the Property pursuant to the Leases; and (v) Seller shall deliver to Buyer the original Leases, Seller's complete tenant files with respect to the current tenants of the Property (including all correspondence files), the original Contracts, the Plans, the Permits, keys to the Property and Seller's files and records with respect to maintenance of the Property (including correspondence with service providers).

                  ARTICLE 4:  PRORATIONS AND CLOSING EXPENSES

     4.1 PRORATIONS. The items in subparagraphs (a) through (d) of this Paragraph 4.1 shall be prorated between Seller and Buyer as of the close of the day immediately preceding the Closing Date:

          (a) Taxes and Assessments. There shall be no proration of general real estate taxes and assessments imposed by governmental authority ("Taxes"), and Seller shall be responsible for payment of all Taxes for fiscal year 1996-1997, ending June 30, and Buyer shall be responsible for payment of all Taxes for fiscal year 1997-1998, ending June 30.

          (b) Collected Rent. All collected rent and other income (and any applicable state or local tax on rent) under Leases, but excluding payments for Operating Costs. Seller shall be charged with any rentals collected by Seller before closing but applicable to any period of time after Closing. Uncollected rent and other income shall not be prorated. If Buyer collects delinquencies after Closing, Buyer shall apply such rent first to the obligations owing Buyer for its period of ownership and to costs of collection, remitting the balance, if any, to Seller. Buyer shall bill and attempt to collect such delinquent rent in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any delinquencies.

          (c) Operating Costs. Any amounts Seller, as landlord under the Leases, is collecting from tenants under the Leases as additional rent to cover insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses, but not including Taxes (collectively, "Operating Costs") incurred by Seller in connection with the ownership, operation, maintenance and management of the Property.

          (d) Other Matters. Any other items which are customarily prorated in connection with the purchase and sale of properties similar to the Property shall be prorated as of the Closing Date.

     4.2 TENANT DEPOSITS. All tenant security deposits (and interest thereon if required by law or contract to be earned thereon) shall be transferred or credited to Buyer at Closing. At Closing Purchaser shall assume Seller's obligations related to tenant security deposits but only to the extent they are properly credited and transferred to Buyer.

     4.3 CLOSING EXPENSES. The expenses of the Closing shall be paid as follows:

          (a) Seller shall pay (i) the premium for the Title Report and the premium for the Title Policy up to the premium for a standard A.L.T.A. Policy of Title Insurance; (ii) the cost of any survey; (iii) documentary transfer and/or stamp taxes; (iv) recording fees; and (v) one-half (1/2) of any Escrow fees (collectively, "Seller's Closing Expense").

          (b) Buyer shall pay: (i) any additional premium amount for the Title Policy, including the cost of any endorsements requested by Buyer; and (ii) one-half (1/2) of any Escrow fees (collectively, "Buyer's Closing Expenses").

                   ARTICLE 5:  REPRESENTATIONS AND WARRANTIES

     5.1 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to Seller, which representations and warranties shall be true and correct as of the date hereof and as of the Closing:

          (a) Buyer is a limited liability company duly organized and existing under the laws of the State of Delaware;

          (b) The execution of this Agreement and the consummation of all transactions contemplated hereunder: (i) are within the powers of Buyer; (ii) have been duly authorized by appropriate action; and (iii) will not conflict with, result in any breach of any of the provisions of, or constitute a default (or an event which upon the giving of any required notice or lapse of time would constitute a default) under Buyer's organizational documents or the provisions of any agreement, court or administrative order, consent decree, or other instrument to which Buyer is a party;

          (c) This Agreement has been duly executed and delivered by Buyer, and is the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity); and

          (d) There are not (and, in the event Buyer assigns its rights hereunder as provided for in this Agreement to any entity, there will not be against such assignee), any actions, suits, or proceedings, pending or threatened, against Buyer (or such assignee) in any court or before any administrative agency which would prevent Buyer (or such assignee) from completing the transactions provided for herein.

     5.2 SELLER'S REPRESENTATION AND WARRANTIES. Seller hereby represents and warrants the following to Buyer, which representations and warranties shall be true and correct as of the date hereof and as of the Closing:

          (a) Seller is a general partnership duly existing under the laws of the State of California.

          (b) The execution of this Agreement and the consummation of all transactions contemplated hereunder: (i) are within the powers of Seller; (ii) have been duly authorized by appropriate action; and (iii) will not conflict with, result in any breach of any of the provisions of, or constitute a default (or an event which upon the giving of any required notice or lapse of time would constitute a default) under Seller's organizational documents or the provisions of any agreement, court or administrative order, consent decree, or other instrument to which Seller is a party.

          (c) This Agreement has been duly executed and delivered by Seller, and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity).

          (d) There are no actions, suits, or proceedings, pending or to the best of Seller's knowledge, threatened with respect to the Property, against Seller in any court or before any administrative agency, which would prevent Seller from completing the transactions for the Property provided for herein.

          (e) Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

          (f) To Seller's best knowledge, during the period of Seller's ownership, no portion of the Property has ever been used by Seller as a landfill or as a dump to receive garbage, refuse, waste or fill material whether or not hazardous. To the best of Seller's knowledge, during the period of Seller's ownership, and except as disclosed in that certain Phase I Environmental Assessment Report prepared by Chemical Health and Safe Environment dated December 29, 1994, neither Seller nor any Tenant has not stored, handled, installed or disposed of any Hazardous Substances (as hereinafter defined) in, on or about the Property or any other location within the vicinity of the Property in violation of Hazardous Substances Laws (as defined below); and, to Seller's knowledge, and except as disclosed in that certain Phase I Environmental Assessment Report prepared by Chemical Health and Safe Environment dated December 29, 1994, there are no Hazardous Substances on the Property. As used in this Agreement, the terms "Hazardous Substances" means asbestos, petroleum and petroleum products, polychlorinated biphenyl and such materials, waste, pollutants, contaminants or other substances defined as toxic, carcinogenic injurious to the environment, dangerous to health or otherwise hazardous by cumulative reference to the following sources as amended from time to time (the "Hazardous Substances Laws"): (i) the Resource Conservation and Recovery act of 1976, 42 USC Section 6901 et. seq. ("RCRA"); (ii) the Hazardous Materials Transportation Act, 49 USC Section 1801, et. seq.; (iii) the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 USC Section 9601 et. seq. ("CERCLA"); (iv) applicable laws of the jurisdiction where the Property is located; and (v) any federal, state or local statues, regulations, ordinances, rules or orders issued or promulgated under or pursuant to any of those laws or otherwise by any department, agency or other administrative, regulatory or judicial body. The term "Hazardous Substances" does not include usual and customary cleaning and other supplies necessary for the normal operations and maintenance of the Property by Seller and/or occupancy of the Property by the tenants under the Leases.

          (g) With respect to the leases, tenancies, and occupancies set forth on Exhibit "F", Seller represents and warrants that:

                  (i) Exhibit "F" is a complete list of all tenants, concessionaires, franchisees, and other persons and entities ("Tenants") having the right to use space at or in the Property and accurately sets forth the name of each such tenant, the space occupied, the term of the letting, and the rent payable thereunder;

                  (ii) The Leases which are set forth on Exhibit "G" which Seller will deliver to Buyer pursuant to Section 1.6 above are true, complete, and correct copies of each Lease (and any amendments) and there are no other agreements, either written or oral, with any tenants, and no other rights of occupancy;

                  (iii) The rents set forth on Exhibit "F" are, unless otherwise noted on Exhibit "F", the rents currently being collected and were actually collected for the month immediately preceding the date hereof; that each Tenant listed on Exhibit "F" is in actual possession and conducting business in the normal course; and that there are no arrears in excess of one month except as set forth on Exhibit "F";

                  (iv) All of the Leases are in full force and effect and none of them has been modified, amended, or extended except as required by law or as disclosed to Buyer; Seller has not sent written notice to any Tenant claiming that such Tenant is in default, which default remains uncured, except as set forth on Exhibit "F"; no material default on behalf of Seller, as lessor, exists under any lease, and no event or condition exists that, upon the giving of notice or lapse of time, or both, would constitute a material default by Seller under any Lease; and to the best of Seller's knowledge, there is no outstanding counterclaim or offset against the payment of any rent or other amount payable thereunder; and to the best of Seller's knowledge, no Tenant has indicated to Seller or its agents either orally or in writing its present intention to terminate its Lease prior to the expiration of the term of such Lease;

                  (v) Except as approved in writing by Buyer, all work required to be performed by Landlord under each of the Leases will be performed and paid for prior to the Closing Date and all allowances and credits due pursuant to the Leases have been paid by Seller to the Tenants;

                  (vi) Exhibit "F" is a complete list of the security deposits, if any, for each Tenant occupying space on the Property. All such security deposits shall be credited to Buyer at Closing;

                  (vii) There are no leasing commissions due under the Leases; and

                  (viii) No work has been performed or is in progress at and no materials have been furnished to the Property or any portion thereof on behalf of Seller which, though not presently the subject of, might give rise to, mechanic's, materialman's or other liens against the Property or any portion thereof.

     5.3 FURTHER REPRESENTATIONS AND WARRANTIES. Seller further represents and warrants to Buyer, as of the date hereof and as of the Closing, that to the best of Seller's knowledge:

            (a) No approval, consent, order, or authorization of or designation, registration, or declaration with, any governmental authority is required in connection with the valid execution and delivery of and compliance with this Agreement by Seller.

            (b) There is no condemnation proceeding pending with regard to any part of the Property and no such proceeding contemplated by any governmental authority.

            (c) There are no equipment leases, building service agreements, or other agreements relating to the operation of the Property to which Seller is a party except for a contract with Harvest Main Landscaping which shall be terminated as of the Closing, if requested by Buyer pursuant to the terms of this Agreement.

            (d) Seller has not received any written notice from any insurance company which has issued a policy with respect to the Property requesting performance of any structural or other major repairs or alterations to the Property, which has not been complied with.

            (e) Seller, its agents and employees have received no written notice of a violation of any federal, state, or municipal laws, ordinances, orders, regulations or requirements, affecting any portion of the Property.

          (f) As used in this Agreement, the words "to Seller's knowledge" or words of similar import shall be deemed to mean and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of the current officers and directors of NPI Equity Investments II, Inc. and Creekside Industrial Associates, Inc., without such persons having any obligation to make any independent inquiry or investigation whatsoever, except "due inquiry" as described below. Nothing in this Agreement shall be deemed to create or impose any personal liability of any kind whatsoever on any of the officers and directors of NPI Equity Investments II, Inc. or Creekside Industrial Associates, Inc.

            As used in this Agreement, the words "after due inquiry" or words of similar import shall be deemed to mean, and shall be limited to mean, that NPI Equity Investments II, Inc. has confirmed (orally or in writing) the accuracy of a particular representation or warranty with SSR Realty Advisors who is the current asset manager for the Property. As noted in immediately preceding paragraph above, nothing in this Agreement shall be deemed to create or impose any personal liability of any kind whatsoever on any of the within named individuals.

     The representations and warranties in Sections 5.2 and 5.3 shall be true and correct in all material respects on the Closing Date as if made as of that date and shall survive the Closing for a period of one (1) year, except for the representations and warranties contained in Sections 5.2(a), (b) and (d) which shall survive the Closing for an indefinite period of time; and, except for the representations and warranties contained in Sections 5.2(a), (b) and (d), (i) any claim based upon any alleged breach thereof must be alleged (in writing) with such one year period; and (ii) any action based upon any alleged breach thereof must be commenced within fourteen (14) months after Closing. Failure to give notice or commence an action on any alleged breach within the time periods specified herein shall constitute a waiver of any such claim. Notwithstanding anything to the contrary provided herein, Buyer shall have no right to pursue any action against Seller pursuant to Sections 5.2 and 5.3 as a result of any of Seller's representations and warranties being untrue, inaccurate or incorrect if Buyer has actual knowledge at the time of Closing that such representation or warranty was untrue, inaccurate or incorrect at the time of Closing and Buyer nevertheless closes the transfer of title hereunder.

     5.4 AS-IS. Buyer acknowledges that, except as expressly stated in Sections 5.2 and 5.3 above, Seller has made no representations or warranties, written or oral, express or implied, with respect to the Property (including, without limitation, the Leases). Buyer is relying upon its own expertise and upon its own investigation of the Property. Except as expressly stated in Sections 5.2 and 5.3 above, Buyer shall acquire the Property (including without limitation, the Leases) AS IS; provided, however, that during the period that this Agreement is in effect, Seller shall maintain the Property in its current condition, reasonable wear and tear and casualty excepted. Buyer acknowledges that a material consideration in negotiating the Purchase Price and in entering into this Agreement has been Buyer's express agreement to rely upon its own investigation in consummating this transaction.

                              ARTICLE 6:  DEFAULTS

     6.1 BUYER'S DEFAULT AND LIQUIDATED DAMAGES. Buyer recognizes that the Property will be removed from the market during the existence of this Agreement and that, if this transaction is not consummated because of a Buyer's Event of Default, Seller should be entitled to compensation for such detriment. However, it is extremely difficult and impractical to ascertain the extent of such detriment, and, to avoid this problem, Buyer and Seller have agreed that, in the event that this Agreement is not terminated by Buyer pursuant to any provision of this Agreement, and the Closing fails to occur solely because of a Buyer's Event of Default, Seller, as its sole and exclusive remedy at law hereunder, may terminate this Agreement upon notice to Buyer and retain the Deposit as liquidated damages. The Deposit has been agreed upon, after negotiation, as the best estimate of Seller's damages. Accordingly, if for any reason the Deposit is held by Escrow Agent at the time of a Buyer's Event of Default, Seller shall deliver to Escrow Agent and Buyer a written declaration of Buyer's default ("Seller's Declaration of Default"). Upon Escrow Agent's receipt of Seller's Declaration of Default, Escrow Agent shall proceed as provided in Section 8.19 below and, if Escrow Agent does not receive a conflicting notice as provided in that Section, shall release the Deposit, with any interest earned thereon, to Seller. Upon a termination of this Agreement by Seller by reason of a Buyer's Event of Default, Buyer shall be solely responsible for any cancellation charge in connection with the Title Report or Title Policy and for all charges in connection with the Escrow.
                  _____________         _____________
                  Seller's initials     Buyer's initials

     6.2 SELLER'S DEFAULT AND BUYER'S REMEDIES. In the event of a Seller's Event of Default (as defined below), Buyer shall have the right to either:

            (a) declare this Agreement terminated, in which event the Deposit and all interest thereon shall be returned to Buyer, and, except as provided below in this paragraph (a), Buyer shall waive its right to damages from Seller. In addition, in the event of a willful refusal by Seller to consummate this transaction, provided that all Buyer's conditions required hereunder have been otherwise satisfied; then, in addition to the return of the Deposit and all interest thereon, Seller shall pay to Buyer, Buyer's actual out-of-pocket expenses of Buyer's attorney and third parties conducting due diligence (i.e., title, survey, engineers and environmental, based upon paid receipts tendered by Buyer to Seller for reimbursement) not to exceed Fifty Thousand Dollars ($50,000). If Buyer receives reimbursement from Seller for due diligence reports, surveys, inspections, etc., contemplated in the prior sentence, then Buyer shall give copies of such reports to Seller. Thereupon, all further rights and obligations of the parties hereunder shall cease; or

            (b) enforce specific performance of the obligations of Seller hereunder; provided, however, in exercising its right of specific performance, Buyer may not require Seller to expend in excess of Fifty Thousand Dollars ($50,000) to correct any matter which Seller did not cause; or

            (c) only in the event Buyer shall not be entitled to specific performance by reason of Seller's conveyance or encumbrance of all or any party of the Property subsequent to the date of this Agreement, terminate this Agreement, receive a full refund of the Deposit, and seek damages for the breach of this Agreement by Seller.

     6.3 BUYER'S EVENT OF DEFAULT. As used herein, the term "Buyer's Event of Default" shall mean the occurrence of any of the following: (i) failure of Buyer to deposit and make any and all deposits and payments required hereunder on or before the dates required hereby; (ii) any of the representations and warranties contained in Section 5.1 hereof is materially false as of the Closing Date; or (iii) Buyer breaches any other covenant of Buyer contained herein and such breach remains uncured for two (2) business days after notice of such breach is delivered by Seller to Buyer.

     6.4 SELLER'S EVENT OF DEFAULT. As used herein, the term "Seller's Event of Default" shall mean the occurrence of any of the following: (i) the failure of Seller to sell, assign, and transfer the required right, title, and interest in and to the Property, unless such failure is due to a Buyer's Event of Default; or to make the deliveries required hereunder on or before the dates required hereunder; (ii) any of the representations and warranties of Seller contained in Section 5.2 is materially false of the Closing Date; or (iii) Seller breaches any other covenant of Seller contained herein and such breach remains uncured for two (2) business days after notice of such breach is delivered by Buyer to Seller.

                  ARTICLE 7:  DAMAGE/DESTRUCTION/CONDEMNATION

     Seller shall notify Buyer immediately of the occurrence of any damage or destruction to any portion of the Property, or the institution or maintenance of any condemnation or similar proceedings with respect to any portion of the Property. In the event of any damage or destruction to any portion of the Property for which the cost to repair exceeds $500,000.00, or that is not fully covered by insurance, or in the event any such condemnation or other proceedings are threatened, instituted or maintained, Seller shall immediately notify Buyer of such event in writing. Within ten (10) days after receipt of Seller's written notice of such event, Buyer at its option either (a) may terminate this Agreement, in which event the Deposit shall be refunded to Buyer, or (b) may consummate the purchase evidenced by this Agreement. In all other events, or in the event that Buyer elects to consummate the purchase pursuant to (b) above, all insurance or condemnation proceeds, including business interruption and rental loss proceeds for any period after the Closing Date, collected by Seller prior to the Closing Date, together with an amount equal to all deductible amounts under the insurance policies covering such damage or destruction, shall be credited against the Purchase Price on Buyer's account, and all entitlement to all other insurance or condemnation proceeds arising out of such damage or destruction or proceedings and not collected prior to the Closing Date shall be assigned by Seller to Buyer on the Closing Date, and all such deductible amounts not credited against the Purchase Price shall be immediately paid by Seller to Buyer.

                           ARTICLE 8:  MISCELLANEOUS

     8.1 NOTICES. All notices, demands, requests, consents, approvals or other communication (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be deemed given and received on the day (or, if such day is not a business day or such receipt is after 5:00 p.m. on any business day, the next following business day): (i) when hand delivered to a person of suitable age and discretion at the address of the receiving party; (ii) when delivered to the address of the receiving party by Express Mail, Federal Express or other overnight delivery service or when delivery is attempted and refused by the receiving party; or (iii) when successfully transmitted by telecopier transmission with a confirming Notice sent by method (i) or (ii) above, in any of such cases, delivered, addressed or dispatched as follows:

     If to Seller:    c/o IFGP Corporation
                      One Insignia Financial Plaza
                      Greenville, South Carolina 29602
                      Attn.:  Kenneth Cobler, Asset Management
                      Fax No.:  (864) 239-1066/1084

     With a copy to:  Post & Heymann, LLP
                      100 Jericho Quadrangle
                      Suite 214
                      Jericho, New York 11753
                      Attn.:  William W. Post, Esquire
                      Fax No.:  (516) 433-2777

     If to Buyer:     Creekside Business Park, LLC
                      c/o DRA Advisors, Inc.
                      1180 Avenue of the Americas, 18th Floor
                      New York, New York 10036
                      Attn.:  Francis X. Tansey
                      Fax No.:  (212) 764-3210

     With a copy to:  Landmark Asset Management Group
                      23422 Mill Creek Drive, Suite 125
                      Laguna Hills, California 92653
                      Attn.:  A. Corey Hansen
                      Fax No.:  (714) 472-9342

     With a copy to:  Morrison & Foerster LLP
                      425 Market Street
                      San Francisco, California 94105
                      Attn.:  Craig B. Etlin
                      Fax No. (415) 268-7522

     If to Escrow     Chicago Title Company
     Agent:           388 Market Street, 13th Floor
                      San Francisco, California 94111
                      Attn.:  Elizabeth Bailey Gates
                      Fax No.:  (415) 434-2176

or to such other address as such party shall have specified most recently by a Notice given in the manner required hereunder.

     8.2 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute but one and the same instrument.

     8.3 GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed wholly within the State of California. Each of the parties hereto consents to the exclusive jurisdiction of and agrees that any and all disputes with respect hereto shall be adjudicated by the state and federal courts located within California.

     8.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and writings with respect thereto. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by a written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. This provision shall survive the Closing or earlier termination of this Agreement.

     8.5 NO THIRD PARTY BENEFITS. This Agreement is for the benefit of the parties hereto and their respective permitted successors and assigns. The parties neither intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto, nor shall any such third party have any rights hereunder.

     8.6 NON-WAIVER OF RIGHTS. No failure or delay of either party in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or of any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

     8.7 TITLES AND HEADINGS. Titles and headings of sections of this Agreement are for convenience of reference only and shall not affect the construction of any provisions of this Agreement.

     8.8 PRONOUNS, JOINT AND SEVERAL LIABILITY. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties require.

     8.9 FURTHER ASSURANCES. Seller and Buyer each agree to do such further acts and things to execute and deliver such additional agreements and instruments, prior to or subsequent to the Closing, to consummate, evidence or confirm the purchase and sale contemplated herein and each shall use its reasonable efforts to accomplish the Closing in accordance with the provisions hereof. This provision will survive the Closing.

     8.10 TIME. Any time period to be computed pursuant to this Agreement shall be computed by excluding the first day and including the last. If the last day falls on a Saturday, Sunday or holiday, the last day shall be extended until the next business day that the Escrow Agent is open for business, but in no case will the extension be for more than three (3) days.

     8.11 SEVERABILITY. The determination that any covenant, agreement, condition or provision of this Agreement, which is not necessary to the enjoyment by either party of the benefit contemplated herein, is invalid shall not affect the enforceability of the remaining covenants, agreements, conditions or provisions hereof and, in the event of any such determination, this Agreement shall be construed as if such invalid covenant agreement, condition or provision were not included herein.

     8.12 DRAFTING AMBIGUITIES. Each party to this Agreement and its counsel have reviewed and revised this Agreement. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement.

     8.13 ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto and shall not be assignable without the prior written consent of the other party thereto; provided, however, that Buyer may assign this Agreement without Seller's consent to any partnership or limited liability company in which Buyer or any entity controlling, controlled by or under common control with Buyer is a managing partner, general partner or limited liability company member.

     8.14 TIME OF ESSENCE. Time is of the essence with respect to all of Buyer's and Seller's obligations set forth in this Agreement and each and every such obligation must be performed fully and punctually.

     8.15 EFFECT OF DOCUMENT. Neither the preparation nor the deliver of this unsigned or partially signed document shall have any force or effect whatsoever unless on or before July 25, 1997, the Escrow Agent has received this Agreement (or counterparts of this Agreement) originally executed by both Buyer and Seller.

     8.16 BROKERAGE FEES. Each party represents and warrants to the other that it has dealt with no real estate salesman, broker, or finder relative to the transaction contemplated in this Agreement other than representatives of Colliers Investment Services Group ("Broker"). Seller agrees to pay Broker a commission pursuant to a separate agreement. Each party (referred to in this Section 8.16 as the "First Party") agrees to indemnify, defend and hold the other harmless from any and all claims and liabilities for real estate brokerage commissions and finders fees of any other party which commissions and fees are related in any way to the transaction which is the subject of this Agreement and which are based on any dealings between the claimant and the First Party. The provisions of this Section 8.16 shall survive the Closing.

     8.17 ATTORNEY FEES. If legal action is initiated relative to this Agreement or the rights or obligations of any party hereunder, the non-prevailing party in such action shall pay reasonable attorney fees to the prevailing party, with the amount to be determined by the court in said action.

     8.18 SECTION 1031 EXCHANGE. Seller acknowledges that in the event Buyer determines, in its sole discretion, to purchase the property pursuant to an exchange under Section 1031 of the Internal Revenue Code, Seller agrees to cooperate with Buyer in effectuating such exchange at no cost to Seller.

     8.19 ESCROW INSTRUCTIONS. The Escrow Agent is hereby authorized by each of the parties to disburse funds and to deliver and record such documents as may be appropriate in accordance with the terms of this Agreement. If this Agreement or any other matter related hereto shall become the subject of any litigation or controversy, Buyer and Seller agree to jointly and severally hold the Escrow Agent free and harmless from any loss or expense, including reasonable attorney fees, that may be suffered by the Escrow Agent by reason hereof, except where caused by an act or omission of the Escrow Agent. If either Buyer or Seller gives Escrow Agent any notice of default or any written claim or notice that this Agreement or the transaction contemplated herein and the Escrow have terminated, the Escrow Agent shall: (i) provide the other party (Buyer or Seller) with a copy of the claim, or notice; and (ii) give further notice to that party that the Escrow Agent shall consider the transaction and Escrow terminated and shall perform as required by this Agreement, unless that party gives the Escrow Agent a conflicting notice or claim within five (5) business days of the date the Escrow Agent's notice is given to that party. Unless conflicting notice or claim is given to the Escrow Agent by that party within said five (5) business days, the Escrow Agent may thereupon and shall thereupon perform as required by this Agreement. If conflicting demands, claims, or notices are given to the Escrow Agent with respect to this Agreement, the parties agree that the Escrow Agent shall be entitled to refrain from any further action until it shall have received further instructions executed by Buyer and Seller or, in the alternative, the Escrow Agent shall be entitled to file a suit in interpleader upon twenty (20) days notice to Buyer and Seller of its intent to do so. Upon filing of any action in interpleader and the deposit of all documents and funds in its possession with the judicial court in which the action is commenced or such other depository as may be agreed upon by the parties, the Escrow Agent shall be fully released and discharged from any further obligation imposed upon it by this Agreement. Except to the extent covered by the insurance afforded under the Title Policy, the Escrow Agent shall not be liable in its capacity as such for any deficiency or correctness as to format or execution or validity of any instruments deposited with it, nor as to the identity, authority, or rights of any person executing them, nor for the failure by any person other than the Escrow Agent to comply with any of the provisions of any agreement, contract, or any other instrument deposited with the Escrow Agent or referred to herein. The Escrow Agent's duties hereunder shall be limited to the safekeeping of all monies, instruments, and other documents received by it as the Escrow Agent and for disposition in accordance with the terms of this Agreement or as the Escrow Agent may be further instructed.

     IN WITNESS WHEREOF, Seller and Buyer have duly executed this Agreement as of the day and year first above written.

                    SELLER:
                    CREEKSIDE INDUSTRIAL ASSOCIATES,
                    a California general partnership

                    By:  Preferred Properties Fund 80,
                         a California limited partnership,
                         a general partner

                         By:  Montgomery Realty Company-80,
                              a California limited partnership,
                              its general partner

                              By:  Fox Realty Investors,
                                   a California general
                                   partnership,
                                   its general partner

                              By:  NPI Equity Investments
                                   II, Inc.,
                                   a Florida corporation
                                   its general partner

                              By:  /s/ William H. Jarrard, Jr.
                                   Name: William H. Jarrard, Jr.
                                   Title: President

                              By:  Creekside Industrial Associates, Inc.,
                                   a New York corporation,
                                   a general partner

                         By:  /s/ William H. Jarrard, Jr.
                              Name: William H. Jarrard, Jr.
                              Title: President

                    BUYER:

                    CREEKSIDE BUSINESS PARK, LLC,
                    a Delaware limited liability company

                    By:  DRA Advisors, Inc.,
                         a Delaware corporation,
                         its managing member

                         By:  /s/ Francis X. Tansey
                              Name: Francis X. Tansey
                              Title: President

                         ACKNOWLEDGMENT OF ESCROW AGENT

          Chicago Title Company, as Escrow Agent, hereby acknowledges receipt of the foregoing Agreement of Purchase and Sale and the Deposit and agrees to perform its duties as Escrow Agent consistently therewith, as set forth in Articles 3 and 4.

Dated:  August 4, 1997             ESCROW AGENT

                                   CHICAGO TITLE COMPANY

                                   By:  /s/ E.M. Bailey-Gates
                                        Name: E.M. Bailey-Gates
                                        Title: Sr. Escrow Officer

                                   EXHIBIT A


                               LEGAL DESCRIPTION

Property situated in the City of Milpitas, County of Santa Clara, State of California, described as follows:

          Parcels E and F as shown on Parcel Map filed for record July 17, 1979 in Book 445 of Maps, at Pages 51 and 52, Santa
          Clara County Records.

Assessor's Parcel Numbers:    086-03-010 (Parcel F)
                              086-03-011 (Parcel E)

                                   EXHIBIT B

                          TENANT ESTOPPEL CERTIFICATE


TO: __________________ or one or more of its affiliates or designees ("Buyer") and/or whom else it may concern:

THIS IS TO CERTIFY THAT:

1. The undersigned is the lessee ("Tenant") under that certain lease dated ________, 19__ ("Lease") by and between _____________, as lessor
     ("Landlord") and _____________, as Tenant, covering those certain premises commonly known and designated as ___________________ ("Premises"). A TRUE AND CORRECT COPY OF THE LEASE AND ALL AMENDMENTS THERETO IS ATTACHED HERETO. No other modifications, changes, amendments, supplements or assignments of the Lease have been made.

2. This Lease is valid and in full force and effect on the date hereof. The Lease is the only Lease or agreement between the Tenant and the Landlord affecting or relating to the Premises. The Lease represents the entire agreement between the Landlord and the Tenant with respect to the Premises.

3. The Tenant is not entitled to, and has made no agreements(s) with the Landlord or its agents or employees concerning, free rent, rebate of rent payments, credit or offset or deduction in rent, unpaid or unearned tenant improvement allowance, or any other type of rental concession, including, without limitation, lease support payments or lease buy-outs except as indicated below (if none, state "none"):
     _________________________________________________

4. The Tenant has accepted and now occupies the Premises, and is and has been open for business since ______, 19__. The Lease term began ______, 19__. The termination date of the present term of the Lease, excluding unexercised renewals, is ________, 19__.

5. The Tenant has no renewal options to extend the term of the Lease except as indicated below (if none, state "none"): ____________.

6. The Tenant has paid rent for the Premises for the period up to and including ______, 19__. The fixed minimum rent and any additional rent payable by the Tenant presently is $________ per month. The Tenant's security deposit is $________. The Tenant is responsible for all real estate taxes levied or assessed against the Premises.

7. No breach or violation exists of any of the provisions of the Lease granting exclusive uses or prohibiting or restricting uses.

8. No event has occurred and no condition exists which, with giving of notice or the lapse of time or both, will constitute a default under the Lease. The Tenant has no existing defenses, counterclaims or offsets against the enforcement of this Lease by the Landlord.

9. The Lease contains, and the Tenant has, no options or rights of first refusal to purchase the Premises or any part thereof or all or any part of the real property of which the Premises are a part.

10. All work or conditions required to be performed or completed by the Landlord as of the date hereof have been satisfied, except for
     ___________________________________________________________________________
     _____________________________

11. The Tenant has all governmental permits, licenses and consents required for its occupancy of the Premises.

12. No actions, whether voluntary or otherwise, are pending against the Tenant or any general partner of the Tenant under the bankruptcy or insolvency laws of the United States or any state thereof.


                                             TENANT:

                                             ____________________

                                             By:_________________
                                             Name:_______________
                                             Title:______________

                                   EXHIBIT G

                               SCHEDULE OF LEASES

1.Lease by and between Creekside Industrial Associates, as Landlord, and I.C.
  Sensors, as Tenant, dated January 10, 1986, as amended by First Addendum dated January 31, 1990, Second Addendum dated April 1, 1992 and Third Addendum dated March 24, 1995

2.Lease by and between Creekside Industrial Associates, as Landlord, and LSI
  Logic, as Tenant, dated March 23, 1983, as amended by Addendum dated March 23, 1983, Second Addendum dated August 15, 1983, Third Addendum dated September 20, 1985, Fourth Addendum dated August 1, 1991 and Fifth Addendum dated January 15, 1997